UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

HEALTHY CHOICE WELLNESS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42274	88-4128927
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 N. 28th Way, #1

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	HCWC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On December 31, 2025 the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). According to the inspector of elections, the stockholders present in person or by proxy at the Annual Meeting represented 10,409,200 shares of Class A common stock (entitled to one vote per share) the Series A Convertible Preferred Stock (voting on as converted basis). At the Annual Meeting, the Company’s stockholders voted on the matters set forth below.

1.	Election of Directors

Our stockholders elected Gary Bodzin as Class I director of the Company to serve until the 2028 annual meeting of stockholders and until such director’s successor has been duly elected and qualified. We set forth below the results of the stockholder vote for the director nominee:

Director	Votes For	Votes Withheld	Broker Non-Votes
Gary Bodzin	9,381,169	379,962	4,447,866

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

Our stockholders ratified the appointment of UHY LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. We set forth below the results of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions
12,618,087	1,559,378	30,832

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHY CHOICE WELLNESS CORP.

Date:	January 30, 2026	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer